UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

QUALITY INDUSTRIAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Montgomery Street, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 706-0806

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, John-Paul Backwell resigned from his position as Chief Executive Officer of Quality Industrial Corp., a Nevada corporation (the “Company”), effective immediately. Mr. Backwell will continue to be a director of the Company. The resignation was not the result of any disagreement with the Company on any matter known to an executive officer of the Company relating to the operations, policies or practices of the Company.

On April 20, 2026, the Board of Directors of the Company appointed Carsten Kjems Falk as the Company’s Chief Executive Officer, effective immediately. Mr. Falk, 51, has served as the Interim Chief Financial Officer and a director of the Company since August 2025. Since June 2025, Mr. Falk has also served as Head of M&A of Fusion Fuel Green PLC, an Irish public limited company (Nasdaq: HTOO). From October 2022 to August 2025, Mr. Falk was the Chief Commercial Officer of the Company. From June 2022 to October 2024, Mr. Falk served as Chief Commercial Officer of Ilustrato Pictures International Inc., a Nevada corporation (OTC: ILUS). From September 2020 to October 2022, Mr. Falk was the Chief Executive Officer of the Company. From 2013 through 2019, Mr. Falk was Chief Executive Officer of Domino’s Pizza Denmark. Mr. Falk holds a Master of Arts in Educational Theory and Curriculum Studies: Mathematics from Aarhus University. The Board of Directors of the Company believes that Mr. Falk is qualified to serve on the Company’s Board of Directors due to his service to the Company in several senior executive roles since 2020 and extensive leadership experience across the SaaS, FMCG, and energy sectors.

There are no arrangements or understandings between Mr. Falk and any other persons pursuant to which he was selected as Chief Executive Officer. There are no family relationships that exist between Mr. Falk and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Falk and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 23, 2026, the Company released a press release announcing the resignation of Mr. Backwell and the appointment of Mr. Falk. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The press release attached as Exhibit 99.1 hereto and the statements contained therein include “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms or other comparable terminology. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s leadership transition, the expected impact of Mr. Falk’s appointment, the Company’s business strategy, operational priorities, and future performance. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of the date of this press release and are not guarantees of future performance. Actual results may vary materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risk that the leadership transition may not yield anticipated benefits, the Company’s ability to execute its business plan, market and competitive conditions, financing availability, regulatory developments, and other risks and uncertainties described under Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in other filings with the SEC. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described as anticipated, estimated or expected. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this press release, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2026	QUALITY INDUSTRIAL CORP.

/s/ Carsten Kjems Falk
	Name:	Carsten Kjems Falk
	Title:	Chief Executive Officer and Interim Chief Financial Officer